Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements Nos. 333-257267 and 333-287640 on Form S-8, the Registration Statement No. 333-293080 on Form S-3 and the Registration Statements Nos. 333-290538 and 333-273285 on Form S-1 of our report dated March 19, 2026, relating to the financial statements of Odysight.ai Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

March 19, 2026